UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 3, 2008 (July 1, 2008)

LINN ENERGY, LLC

(Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (281) 840-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2.01  Completion of Acquisition or Disposition of Assets.

On July 1, 2008, Linn Energy, LLC (the “Company”) announced that it had closed its previously announced disposition of certain oil and gas properties in the Appalachian Basin region to XTO Energy Inc. (“XTO”) for a contract price of approximately $600 million (the “Disposition”).  The Company used a portion of the net proceeds of the Disposition to repay its second lien term loan agreement in full and the remainder to repay borrowings under its credit facility.

The foregoing description of the Disposition does not purport to be complete and is qualified in its entirety by reference to the First Amended and Restated Asset Purchase and Sale Agreement, dated June 9, 2008, between the Company and certain of its subsidiaries and XTO, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on July 1, 2008, the employment of Thomas A. Lopus, the Company’s Senior Vice President-Eastern Operations, was terminated.  The Company and Mr. Lopus have entered into a Separation Agreement, the terms of which provide for severance benefits including an amount equal to 24 monthly payments of $15,416.67, which payments represent 1/12 of his annual base salary at the highest rate in effect during the 36 months prior to the termination date, and reimbursement of certain COBRA costs.  The Company will also pay Mr. Lopus a one time lump sum payment of $15,416.67 on or before the 30th business day following his termination in lieu of any bonus payment to which he might otherwise claim for the Company’s fiscal year ended December 31, 2008.  As a result of the termination, Mr. Lopus’s incentive plan awards will vest in accordance with the terms of the Company’s Long Term Incentive Plan and Mr. Lopus’s grant agreements.  The terms of the Separation Agreement further provide for a general release and other customary provisions.

Mr. Lopus’s Separation Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

     Not applicable.

(b) Pro forma financial information.

The financial statements required in connection with the Disposition are not included in this Current Report. The Company will file the required financial statements within the time frame required under applicable rules of the Securities and Exchange Commission.

(c) Shell company transactions.

     Not applicable.

(d) Exhibits.

99.1	Press Release of Linn Energy, LLC dated July 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: July 3, 2008	By:	/s/ CHARLENE A. RIPLEY
Charlene A. Ripley
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

99.1	Press Release of Linn Energy, LLC dated July 1, 2008.